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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 9, 1997

                               Ansoft Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                      0-27874                  72-1001909
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

  Four Station Square, Suite 660, Pittsburgh, PA                  15219
    (Address of principal executive offices)                    (ZIP Code)

       Registrant's telephone number, including area code: (412) 261-3200


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Item 2. Acquisition or Disposition of Assets.

         On April 9, 1997 the registrant acquired all of the outstanding capital stock of Compact Software, Inc., a Delaware corporation (the "Seller"). The registrant and the selling stockholders of the Seller, Dr. Ulrich L. Rohde and Dr. Meta Rohde (jointly the "Selling Stockholders"), entered into a Stock Purchase Agreement dated as of April 9, 1997 (the "Agreement"), pursuant to which the Selling Stockholders received in the aggregate, $3,000,000 and 1,272,728 shares of the registrant's authorized but unissued common stock, par value $.01 per share. The registrant determined that the consideration paid to the Selling Stockholders fairly represented the long-term intrinsic value of the Seller. The source of the cash component of the registrant's purchase price in the transaction was derived in part from the proceeds of the registrant's initial public offering on April 3, 1996 and in part from the registrant's operating cash flow.

         In connection with the transaction, one of the Selling Stockholders, Dr. Ulrich L. Rohde, was elected to the registrant's board of directors and was named an executive officer of the registrant.

Item 7. Financial Statements and Exhibits.

         The registrant will file the required historical and pro forma financial statements as a result of the transaction within 60 days after the date of this Current Report on Form 8-K.

                             Exhibit Table

2.01 ............................ Stock Purchase Agreement between Ansoft Corporation and Dr. Ulrich L. Rohde and
                                  Dr. Meta Rohde dated April 9, 1997

99.01............................ Press Release dated April 9, 1997


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ANSOFT CORPORATION

Dated: April 22, 1997                By: /s/ NICHOLAS CSENDES
                                        ------------------------
                                        Nicholas Csendes
                                        President

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                             Exhibit Index

    Exhibit No.                               Description                                         Reference
    -----------                               -----------                                         ---------
2.01 ................ Stock Purchase Agreement between Ansoft Corporation and Dr.              Filed herewith
                      Ulrich L. Rohde and Dr. Meta Rohde

99.01 ............... Press Release dated April 9, 1997                                        Filed herewith


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